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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We hereby consent to the inclusion in this Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-37235) and the Registration Statement pursuant to Rule 462(b) relating to the Registration Statement (File No. 333-37235) of Amkor Technology of our report dated March 20, 1998 on our audits of the financial statements of Amam Industrial Co., Ltd. and its subsidiaries. We also consent to the references to our firm under the caption "Experts."



                                          Samil Accounting Corporation



Seoul, Korea
April 30, 1998